As filed with the Securities and Exchange Commission on
                      October 2, 1998

                                         Registration No. 333-_______

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549
                     ______________________

                           FORM S-8
                    REGISTRATION STATEMENT
                            UNDER
                  THE SECURITIES ACT OF 1933
                     _____________________
              INTERNATIONAL RECTIFIER CORPORATION

    (Exact name of registrant as specified in its charter)
          ________________________________________

Delaware                                               95-1528961
(State or other jurisdiction of                  (I.R.S. Employer
incorporation or organization)                 Identification No.)


                       233 Kansas Street
                 El Segundo, California  90245

       (Address of principal executive offices, zip code)
                 Registrant's telephone number,
               including area code: (310) 322-3331
                       _______________

               INTERNATIONAL RECTIFIER CORPORATION
               1997 EMPLOYEE STOCK INCENTIVE PLAN
                     (Full title of the plan)
                         _______________

                       L. Michael Russell
                Vice President and General Counsel
        233 Kansas Street, El Segundo, California  90245
            (Name and address of agent for service)


                CALCULATION OF REGISTRATION FEE

                                   Proposed    Proposed
Title of                           Maximum     Maximum
each Class of      Amount          Offering    Aggregate       Amount of
Securities to be   to be           Price Per   Offering        Registration
Registered<F2>     Registered<F1>  Unit<F3>    Price<F3>       Fee<F3>


Common Stock       985,000         $ 5.10      $ 5,023,500.00  $ 1,481.94
$1.00 par value    shares<F2>

-----------------------

<F1>  This Registration Statement covers, in addition to the number of shares of Common Stock stated above, options and other rights to purchase or acquire the shares of Common Stock covered by this Registration Statement and, pursuant to Rule 416, an additional indeterminate number of shares which by reason of certain events specified in the Plan may become subject to the Plan.
<F2>  Each share is accompanied by a preferred share purchase right pursuant to the Registrant's Rights Agreement, dated August 14,1996, as amended, with Chase Mellon Shareholder Services, as Rights Agent.
<F3>  Pursuant to Rule 457(h), the maximum offering price, per share of Common Stock and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock reported in the Western Edition of the Wall Street Journal as of October 1, 1998.

The Exhibit Index included in this Registration Statement is at page 6.

                     PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


         The documents containing the information specified in Part I of Form S-8 (plan information and registrant information) will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933 (the "Securities Act"). Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule
424. These documents, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                     PART II


Item 3.  Incorporation of Certain Documents by Reference

         The following document of International Rectifier
Corporation (the "Company") filed with the Securities and Exchange Commission is incorporated herein by reference:

         (a) Registration Statement No. 333-46901 on Form S-8 as filed on February 26, 1998 relating to the Company's
         1997 Employee Stock Incentive Plan.


Item 8.  Exhibits

         See the attached Exhibit Index.

SIGNATURES

         Pursuant to the requirements of the Securities
Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on behalf of the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on this 29th day of September, 1998.


                    INTERNATIONAL RECTIFIER CORPORATION


                    By:  /s/ Derek B. Lidow

                         Derek B. Lidow, Chief Executive Officer

         Each person whose signature appears below constitutes and appoints Alexander Lidow, Derek B. Lidow and Michael P. McGee and each of them, his or her true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including posteffective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and as of the date indicated above.

Signature                  Title


/s/ Eric Lidow             Chairman of the Board

Eric Lidow


/s/ Alexander Lidow        Chief Executive Officer
                           and Director (Principal Executive Officer)
Alexander Lidow


/s/ Derek B. Lidow         Chief Executive Officer
                           and Director
Derek B. Lidow

Signature                  Title


/s/ Robert J. Mueller      Executive Vice President-
                           External Affairs and
Robert J. Mueller          Business Development
                           and Director


/s/ M McGee               Vice President,
                           Chief Financial Officer
Michael P. McGee           (also Principal
                           Accounting Officer)


/s/ Donald S. Burns        Director

Donald S. Burns


/s/ George Krsek           Director

George Krsek


/s/ M. Matsuda             Director

Minoru Matsuda


/s/ James D. Plummer       Director

James D. Plummer


/s/ Jack O. Vance          Director

Jack O. Vance


/s/ Rochus E. Vogt         Director

Rochus E. Vogt

                       EXHIBIT INDEX



Exhibit
Number                    Description

5.             Opinion of Counsel to the Company,
               L. Michael Russell (including consent)

23.1.          Form of Consent of PricewaterhouseCoopers
               LLP

23.2.          Form of Consent of Counsel (included in this
               Registration Statement with Exhibit 5)

24.            Power of Attorney (included in this
               Registration Statement under Signatures)